EXHIBIT 10.80

AMENDMENT NUMBER 1 TO

AMENDED AND RESTATED EMPLOYMENT CONTINUATION PLAN

FOR KEY EMPLOYEES OF

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

This Amendment dated September 28, 2005 (this “Amendment”) is attached to and made a part of that certain Amended and Restated Employment Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc. (“DTAG”) dated April 21, 2004 (the “Plan”).

This Amendment shall amend the Plan as follows:

1.            The references to the Salary grades of E25, E24 or E23 in the second line of Section 3n. shall be amended to refer to the Salary grades of 42, 41 or 40.

2.            The first paragraph of Section 4c. of the Plan is hereby amended to read as follows:

c.             A Key Employee who is listed on Annex A will be eligible for Employment Continuation Compensation if, within two years after the occurrence of a Change in Control: . . .

3.           The word “three” in the second line of Section 4d. of the Plan is hereby amended to read “two”.

All other provisions of the Plan remain as stated in the Plan.

These actions were approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held as of the date first written above.